Exhibit 10.16
PWP HOLDINGS LP
SERIES A PI UNIT AWARD AGREEMENT
THIS SERIES A PI UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of [●], 20[●] (the “Grant Date”) by and between PWP Holdings LP, a Delaware limited partnership (the “Partnership”), and [__________] (the “Participant”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 1, 2024 (as amended, supplemented or restated from time to time, the “LP Agreement”).
WHEREAS, the Partnership is agreeing to issue a partnership profits interest in the Partnership in the form of a Partnership Unit designated as a Series A PI Unit (the “PI Unit”) to the Participant, subject to the terms and conditions contained herein, in the Partnership Unit Designation pertaining to the PI Unit (the “PUD”) and in the LP Agreement; and
WHEREAS, the Partnership and the Participant desire to enter into this Agreement setting forth the terms and conditions of the grant of the PI Unit to the Participant.
NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:
1.Grant of the PI Unit.
(a)In reliance on the representations and warranties contained herein, and subject to all of the terms and conditions included in this Agreement, the PUD and in the LP Agreement, the Partnership hereby grants 1 PI Unit to the Participant. The PI Unit represents an interest in the profits of the Partnership designated in the PUD that entitles the Participant to receive certain distributions as set forth on Exhibit A hereto, so long as the Participant remains an Active Professional through, and has not given or received a notice of Termination as of, the date of an applicable distribution, as further described on Exhibit A hereto. The PI Units are being granted as additional consideration for services anticipated to be provided on or after the Grant Date to or for the benefit of the Partnership. Where the context permits, references to the “Partnership” shall include the Partnership and any Affiliate of or successor to the Partnership.
(b)All determinations made by the Partnership pursuant to this Agreement (including Exhibit A hereto) shall be reviewed and approved by the Compensation Committee of the Board of Directors of Perella Weinberg Partners.
2.Forfeiture. Notwithstanding anything to the contrary set forth in any other agreement between the Participant and the Partnership, if the Participant is Terminated for any reason, the PI Unit shall immediately and automatically be forfeited by the Participant and the Participant (and the Participant’s heirs, transferees, successors and assigns) shall thereafter have no right, title or interest whatsoever in such forfeited PI Unit (other than the right to receive payment of the Participant’s Capital Account with respect to such PI Unit, as described in Exhibit A hereto) and such forfeited PI Unit shall be returned to the Partnership. The Participant

(and the Participant’s heirs, transferees, successors and assigns) shall receive no payment from the Partnership in connection with the forfeiture of any PI Unit (other than the right to receive payment of the Participant’s Capital Account with respect to such PI Unit, as described in Exhibit A hereto).
3.Rights as a Limited Partner. From and after the Grant Date, the Participant shall have only the rights of a Holder of a PI Unit as set forth in this Agreement and the PUD. In no event shall the Participant, in the Participant’s capacity as a Holder of a PI Unit, be entitled to vote on, or consent to, any matter.
4.Restrictive Covenants.
(a)The Participant acknowledges and agrees that the Participant is bound by certain restrictive covenants in connection with the Participant’s status as an Active Professional, including, without limitation, confidentiality, non-solicitation, non-competition and non-disparagement covenants (including, without limitation, the restrictive covenants in the LP Agreement or any other partnership agreement or other definitive agreement to which the Participant is a party) (as applicable, the “Restrictive Covenants”). The Restrictive Covenants are incorporated by reference as if fully set forth herein and are hereby re-executed and reaffirmed.
(b)Pursuant to 18 U.S.C. §1833(b), the Participant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Partnership that (a) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to the Participant’s attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Participant files a lawsuit for retaliation by the Partnership for reporting a suspected violation of law, the Participant may disclose the trade secret to the Participant’s attorney and use the trade secret information in the court proceeding, if the Participant (1) files any document containing the trade secret under seal, and (2) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. §1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or any other agreement that the Participant has with the Partnership shall prohibit or restrict the Participant from (x) making any voluntary disclosure of information or documents concerning possible violations of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Partnership or (y) providing truthful testimony or access to confidential information in response to a valid subpoena, court order, regulatory request, or other legal process; provided, however, that, before making any such disclosure under this Section 4(b) the Participant agrees to immediately give the Partnership written notice of the Participant’s intended disclosure and to afford the Partnership a reasonable opportunity to protect its interests.
5.Limitations on Transfer. Except as set forth in the LP Agreement or as may be determined by the General Partner, in its sole discretion, the rights of a Participant with respect to PI Units shall not be assignable or transferable by the Participant. Any attempt to dispose of any PI Units in contravention of these restrictions shall be null and void and without effect. Any

PI Unit that is proposed to be transferred in accordance with the terms hereof shall not be effective unless such transfer is effected in accordance with any applicable securities laws and the proposed transferee agrees in writing that the provisions hereof shall continue to apply to the PI Unit in the hands of the proposed transferee.
6.Representations and Warranties of the Participant. The Participant hereby represents and warrants to the Partnership as of the date of this Agreement as follows:
(a)The Participant qualifies as an Accredited Investor under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Securities Act”).
(b)The Participant has such knowledge and experience in financial and business matters that the Participant is capable of evaluating the merits and risks of the investment to be made by the Participant hereunder. The Participant understands and has taken cognizance of all the risk factors related to the investment in the PI Unit.
(c)The Participant is acquiring the PI Unit for the Participant’s own account for investment and not with any view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.
(d)The Participant understands that (i) the PI Unit has not been registered under the Securities Act or applicable state securities laws, in reliance on exemptions from registration under the Securities Act and applicable state securities laws and (ii) no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the PI Unit.
(e)The Participant acknowledges and agrees that (i) except as expressly provided for in this Agreement, no representations or warranties have been made to the Participant by the Partnership or any other persons with respect to the Participant’s investment in the PI Unit, (ii) except for this Agreement, the PUD and the LP Agreement, there are no agreements, contracts, understandings or commitments between the Participant, on the one hand, and the Partnership, on the other hand, with respect to the Participant’s investment in the PI Unit, (iii) in entering into this transaction the Participant is not relying upon any information, other than that contained in the LP Agreement, the PUD, this Agreement and the results of the Participant’s own independent investigation, (iv) the Participant’s financial situation is such that the Participant can afford to hold the PI Unit for an indefinite period of time, has adequate means for providing for the Participant’s current needs and personal contingencies, and can afford the eventuality that the PI Unit may ultimately have no value, (v) the future value of the PI Unit is speculative and (vi) the Participant is not entitled to any preemptive, tag-along, information or other minority investor rights with respect to the PI Unit, other than as expressly set forth in this Agreement, the PUD, the LP Agreement or as otherwise provided under applicable law.
(f)The Participant is fully informed and aware of the circumstances under which the PI Unit must be held and the restrictions upon the resale of the PI Unit under the Securities Act and any applicable state securities laws. The Participant understands (i) that the

Participant must bear the economic risk of the Participant’s investment in the PI Unit for an indefinite period of time because the PI Unit has not been registered under the Securities Act and, therefore, cannot be sold unless it is registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available, (ii) that the availability of an exemption may depend on factors over which the Participant has no control and (iii) that unless so registered or exempt from registration, the PI Unit may be required to be held for an indefinite period. The Participant understands that an exemption from registration is not presently available pursuant to Rule 144 promulgated under the Securities Act, that there is no assurance that such exemption will ever become available to the Participant, and that even if it were to become available, sales pursuant to Rule 144 would be limited in amount and could only be made in full compliance with the provisions of Rule 144.
(g)The Participant has received and reviewed the LP Agreement and the PUD. The Participant acknowledges and agrees that the PI Unit is subject to the provisions of the LP Agreement and the PUD.
(h)The Participant has full authority to enter into this Agreement and the LP Agreement, and to perform the Participant’s obligations hereunder and thereunder. This Agreement and the LP Agreement have been duly and validly executed and delivered by the Participant and constitute legal, valid and binding obligations of the Participant, enforceable against the Participant in accordance with their terms, subject, as to the enforcement of remedies, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors and general principles of equity. The execution, delivery and performance of this Agreement and the LP Agreement does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Participant is a party or any judgment, order, decree or law to which the Participant is subject.
(i)The Participant understands that the Partnership’s decision to grant the PI Unit to the Participant is predicated, in part, on the representations, warranties and covenants of the Participant contained herein.
7.Survival of Representations and Warranties; Indemnification. All representations and warranties of the Participant contained herein shall survive the execution of this Agreement and the grant of the PI Unit contemplated hereby. The Participant agrees to indemnify and hold harmless the Partnership from any actual liability, loss or expense (including, without limitation, reasonable attorneys’ fees) incurred by the Partnership as a result of the Participant’s breach of any representation or warranty hereunder.
8.No Right of Continued Service. Neither the grant of the PI Unit nor anything contained in this Agreement shall confer upon the Participant any right to continue in the service of the Partnership, or to prohibit or restrict the Partnership or an Affiliate thereof from Terminating the Participant at any time or for any reason whatsoever, with or without Cause, notwithstanding the effect any such action may have on the Participant, this Agreement, the LP Agreement or any PI Unit that is or would otherwise be granted under this Agreement.
9.Mandatory 83(b) Election. The Participant acknowledges that the Participant is required to timely file an election under Section 83(b) of the Code in the form attached hereto as

Exhibit B and that filing such election is the Participant’s responsibility. Furthermore, in the event that any of the percentages set forth in the Participant’s Annual Distribution Amount (as defined in Exhibit A hereto) are increased at any time in accordance with the terms of Exhibit A hereto, the Participant shall be required to timely file an additional election under Section 83(b) of the Code reflecting such percentage increase. The Participant will deliver a copy of any such completed Section 83(b) election form to the Partnership promptly upon filing.
10.Tax Consequences. The Partnership shall not be liable or responsible in any way for any U.S. federal income tax or any other tax consequences to the Participant relating to the grant, ownership, or vesting and related lapsing of any forfeiture conditions, of the PI Unit granted hereunder. The Participant agrees to determine and be responsible for any and all tax consequences to the Participant related to the grant, ownership, or vesting and related lapsing of any forfeiture conditions, of the PI Unit. By accepting the PI Unit, the Participant acknowledges that the Partnership is treated as a partnership for U.S. federal and state income tax purposes and that the Participant will be treated as a partner for such purposes with respect to the PI Unit. Accordingly, the Participant acknowledges that, among other things, the Participant will be required to report and pay tax on the Participant’s individual tax return the Participant’s distributive share of the Partnership’s income, gain, loss, deductions and credits, regardless of whether the Participant has received a distribution from the Partnership, and accordingly, the ownership of the PI Unit may give rise to an out-of-pocket expense for the Participant. The Participant acknowledges and agrees that the payment of any base salary or any discretionary payments from the Partnership shall be treated as “guaranteed payments” to the Participant from the Partnership within the meaning of Section 707(c) of the Code. The Partnership has not made and will not make any statements or representations to the Participant concerning the U.S. federal, state and local or non-U.S. tax consequences arising from the grant and holding of the PI Unit contemplated by this Agreement and will have no obligation to indemnify or hold harmless the Participant for any claims or liabilities arising from such consequences. This Agreement is intended to be a part of the Partnership’s “partnership agreement,” as defined in Section 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated under the Code. The Partnership and the Participant hereby acknowledge and agree that the Participant’s PI Unit granted under this Agreement is, except to the extent issued in exchange for property, intended to constitute a “profits interest” in the Partnership within the meaning of IRS Revenue Procedure 93-27, 1993 2 C.B. 343 (“Rev. Proc. 93-27”), or any successor IRS or Treasury Department Regulation or other pronouncement applicable at the date of issuance of the PI Unit (a “Profits Interest”). The Partnership shall treat the Participant as the owner of such Profits Interest from the date it is granted for all purposes. The Participant shall take into account the distributive share of partnership income, gain, loss, deduction, and credit associated with its Profits Interest in computing the Participant’s income tax liability for the entire period during which the Participant has the Profits Interest. Upon the grant of the Profits Interest or at any time thereafter, neither the Partnership nor any of its partners may deduct any amount (as wages, compensation, or otherwise) for the fair market value of the Profits Interest. The undertakings contained in this Section 10 shall be construed in accordance with Section 4 of IRS Revenue Procedure 2001-43, 2001-2 C.B. 191 (“Rev. Proc. 2001-43”). By executing this Agreement, the Participant and the Partnership agree to take such actions as may be required by any authority or guidance that may be issued in the future with respect to the taxation of Profits Interests transferred in connection with the performance of services to conform the tax consequences to the Partnership and the Participant that receives such Profits Interest as closely as possible to the consequences set forth in Rev. Proc. 93-27 and Rev. Proc. 2001-43.
11.Notices. All notices to a party under this Agreement shall be provided in accordance with Section 15.7 of the LP Agreement. Any such notice may at any time be waived by the party entitled to receive such notice.
12.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Partnership’s assets and business, and, except as otherwise expressly provided herein, the parties’ respective heirs, executors, administrators, representatives, successors and permitted assigns. This Agreement may not be assigned, transferred or otherwise disposed of by the Participant, whether voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the Partnership.
13.Complete Agreement. This Agreement, the PUD and the LP Agreement contain the complete agreement among the parties hereto with respect to the grant of the PI Unit and supersede all prior agreements and understandings among the parties hereto with respect thereto.
14.Severability. If any term or provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision has never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. In lieu of such illegal, invalid or unenforceable provisions, there shall be added automatically as a part hereof a provision as similar in terms and economic effect to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
15.Waivers. No waiver of any provision of this Agreement is valid unless in writing and signed by the party against whom or which enforcement is sought, and any such waiver is effective only in the specific instance described and for the purpose for which the waiver was given. The failure of any party to this Agreement to insist upon or enforce strict performance by any other party to this Agreement of any provision of this Agreement shall not be construed as a waiver or relinquishment of such right or related remedy.
16.Set-Off. The Participant hereby acknowledges and agrees, without limiting rights of the Partnership otherwise available at law or in equity, that, to the extent permitted by law, the PI Unit granted under this Agreement (or the amount of any cash or property distributed with respect to or in lieu thereof) may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Partnership under any other agreement or arrangement between the Participant and the Partnership; provided that any such set-off does not result in a penalty under Section 409A of the Code.
17.Clawback. Notwithstanding any other provisions in the LP Agreement, the PUD or this Agreement, the amounts payable under this Agreement shall be subject to reduction and clawback to the extent required pursuant to any law, government regulation or stock exchange listing requirement (or any policy adopted by the Partnership or any director or indirect partner entity thereof, including, without limitation, Perella Weinberg Partners, pursuant to or in connection with any such law, government regulation or stock exchange listing requirement).
18.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles. This Agreement shall be subject to the arbitration provisions set forth in the LP Agreement.
19.Review of this Agreement. The Participant confirms that the Participant has carefully reviewed this Agreement, the PUD and the LP Agreement, and understands the terms and conditions of each such agreement. The Participant further confirms that the Participant has consulted with legal counsel, or had ample opportunity to consult with legal counsel, representing the Participant concerning this Agreement, the PUD, the LP Agreement and any other agreements between or among the Participant and the Partnership.
20.Counterparts. This Agreement and any amendments may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement. In addition, this Agreement and any amendments may be executed through the use of counterpart signature pages. The signature of any party on any counterpart agreement or counterpart signature page shall be deemed to be a signature to, and may be appended to, one document.
21.Joinder to LP Agreement. Contemporaneously herewith, the Participant, to the extent not party to the LP Agreement immediately prior to the execution and delivery of this Agreement, has executed and delivered a counterpart signature page to the LP Agreement in the form attached hereto as Exhibit C, making the Participant a party to the LP Agreement. In the event the LP Agreement is amended in a manner that results in the renumbering of one or more sections, references in this Agreement to sections of the LP Agreement shall refer instead to the applicable renumbered sections which correspond to the original references. To the extent any provision herein contradicts any provision in the LP Agreement, the provision in the LP Agreement shall control. In connection with receiving the Participant’s Annual Distribution Amount, the Participant shall enter into any customary documentation as may be required by the Partnership.
22.Amendments. This Agreement shall only be amended in a writing duly executed by both parties.
23.Consent by Spouse. If the Participant is married (and not formally separated with an agreed-upon division of assets), the Participant shall be obligated to deliver at the time of execution of this Agreement a duly executed consent by spouse substantially in the form attached hereto as Exhibit D. The Participant shall also have such consent by spouse executed by any spouse married to the Participant at any time subsequent hereto.

**SIGNATURE PAGE FOLLOWS**

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PWP HOLDINGS LP

By: __________________________
    Name:
    Title: Authorized Signatory

PARTICIPANT

____________________________________
Name: [___________]
[Signature Page to Series A PI Unit Award Agreement]

Exhibit A

Distributions

1.General.
(a)Subject to the limitations set forth in Sections 1(b) and 1(c) of this Exhibit A, following the completion of each calendar year beginning with calendar year 20[●], the Participant will be entitled to receive an annual distribution of Profits (the “Annual Distribution”) equal to the Annual Distribution Amount (as defined below). The Annual Distribution shall be made no later than March 15 of the calendar year following the year to which such Annual Distribution relates (the “Distribution Date”), so long as the Participant remains an Active Professional through, and has not given or received a notice of Termination as of, the applicable Distribution Date.
(b)Notwithstanding the foregoing, the Partnership may, in its sole discretion, determine not to distribute up to 1% of any Annual Distribution Amount to the Participant (the “Holdback Amount”). Any Holdback Amount shall be retained by the Partnership, shall increase the Participant’s Capital Account (as defined in the LP Agreement) and shall be distributed to the Participant upon the Participant’s Termination for any reason.
(c)Notwithstanding the foregoing, in the event that, as of any Distribution Date, the aggregate sum of all distributions to be made with respect to all issued and outstanding Series A PI Units of the Partnership as of such Distribution Date (including the Annual Distribution Amount set forth herein) exceeds the Partnership’s Profits (as defined below) for the calendar year preceding the year in which such Distribution Date occurs, the Participant shall not receive the Annual Distribution Amount and shall instead receive the Reduced Distribution Amount (as defined below).
2.Definitions
(a)“Active Professional” has the meaning set forth in the LP Agreement.
(b) “Annual Distribution Amount” means, for each applicable calendar year, the cumulative amount set forth in the table below.
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The Annual Distribution Amount and/or each component thereof may be amended (including to zero) in the sole discretion of the General Partner prior to the commencement of any calendar year to which such definition will apply, and any such amendment shall be effective only as of January 1 of the calendar year following the year in which such amendment was adopted. The Participant agrees that any decrease in the Annual Distribution Amount and/or each component thereof (including to zero), as determined in the sole discretion of the General Partner, shall not constitute “Good Reason” (or any similar concept) contained in any agreement between the Participant and the Partnership or any of its Affiliates.
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Exhibit A
(c)“Profits” means, for each Fiscal Year (as defined in the LP Agreement) of the Partnership, an amount equal to the Partnership’s Net Income (as defined in the LP Agreement), as determined without adjustment for clause (iii), (iv) or (vi) of the definition thereof in the LP Agreement (which clauses relate to adjustments in Gross Asset Value (as defined in the LP Agreement)).
(d)“Reduced Distribution Amount” means the product of (i) a fraction, (x) the numerator of which is the Annual Distribution Amount otherwise payable to the Participant for the applicable calendar year and (y) the denominator of which is the aggregate sum of all Annual Distribution Amounts to be made with respect to all issued and outstanding Series A PI Units of the Partnership for the applicable calendar year and (ii) Profits for the applicable calendar year.
(e)“Revenue” means, with respect to any calendar year, revenues of Perella Weinberg Partners for such calendar year, as reported in the consolidated financial statements contained in the applicable Form 10-K of Perella Weinberg Partners, provided that, for calendar year 20[●], “Revenue” shall only include revenues of Perella Weinberg Partners for the portion of 20[●] after the Grant Date.
(f)“Termination” has the meaning set forth in the LP Agreement. The terms “Terminate,” “Terminating” and “Terminated” shall have correlative meanings.

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